UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard, Suite 1400

McLean, VA 22102

(Address of principal executive offices, including zip code)

(703) 287-7400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Iridium Communications Inc. (the “Company”) was held on May 22, 2014 in McLean, Virginia. Of the 76,838,663 shares outstanding as of the record date, 66,261,184 shares, or approximately 86.23%, were present or represented by proxy at the meeting. Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting.

Proposal 1 — Election of Directors

The following eleven (11) directors were elected to serve for one-year terms until the 2015 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert H. Niehaus	46,352,544	364,516	19,544,124
Thomas C. Canfield	46,420,182	296,878	19,544,124
Brigadier Gen. Peter M. Dawkins (Ret.)	46,407,732	309,328	19,544,124
Matthew J. Desch	46,406,111	310,949	19,544,124
Thomas J. Fitzpatrick	44,086,035	2,631,025	19,544,124
Alvin B. Krongard	46,411,129	305,931	19,544,124
Admiral Eric T. Olson (Ret.)	46,415,497	301,563	19,544,124
Steven B. Pfeiffer	46,431,324	285,736	19,544,124
Parker W. Rush	46,391,525	325,535	19,544,124
S. Scott Smith	45,893,823	823,237	19,544,124
Barry J. West	46,442,541	274,519	19,544,124

Proposal 2 — Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
40,570,817	2,632,451	3,513,791	19,544,124

Proposal 3 — Ratification of the Appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain	Broker Non-Votes
65,977,932	192,676	90,576	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: May 28, 2014	By:	/s/ Thomas D. Hickey
Thomas D. Hickey
Chief Legal Officer